As filed with the Securities and Exchange Commission on October 7, 2013

Registration No. 333-190587

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Peoples Financial Services Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	6022	23-2391852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification No.)

82 Franklin Ave.

Hallstead, PA 18822

(570) 879-2175

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alan W. Dakey

President and Chief Executive Officer

Peoples Financial Services Corp.

82 Franklin Ave.

Hallstead, PA 18822

(570) 879-2175

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications to:

Erik Gerhard, Esquire Bybel Rutledge LLP 1017 Mumma Road, Suite 302 Lemoyne, PA 17043 717-731-1700	Craig W. Best President and Chief Executive Officer Penseco Financial Services Corporation 150 North Washington Avenue Scranton, PA 18503-1848 570-346-7741	Donald R. Readlinger, Esquire Pepper Hamilton LLP 301 Carnegie Center Princeton, NJ 08543-5276 609-951-4146

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and upon completion of the merger of Penseco Financial Services Corporation with and into Peoples Financial Services Corp.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 13e-4(i) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $2.00 par value per share	4,466,086	N/A	$138,140,347	$18,843

(1)	Based on the estimated number of shares of Peoples Financial Services Corp. (“Peoples”) common stock that may be issued in connection with the proposed merger of Penseco Financial Services Corporation (“Penseco”) with and into Peoples pursuant to the Agreement and Plan of Merger between Peoples and Penseco dated as of June 28, 2013, as amended, calculated by multiplying (i) 3,285,145 shares of Penseco common stock outstanding and restricted common stock outstanding as of August 6, 2013 by (ii) 1.3636, the exchange ratio under the merger agreement. In accordance with Rule 416, under the Securities Act of 1933, this registration statement shall also register any additional shares of registrant’s common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rules 457(c) and 457(f), based on (i) the average of the bid and asked price of Penseco Financial Services Corporation common stock as of August 6, 2013 of $42.05 as quoted on the OTCQB market place and (ii) 3,285,145 shares of Penseco common stock outstanding and restricted common stock outstanding as of August 6, 2013 to be exchanged in the merger for common stock of the registrant.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in these capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless the action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of Peoples provides for (1) indemnification of directors, officers, employees and agents of the registrant and of its subsidiaries, and (2) the elimination of a director’s liability for monetary damages, to the full extent permitted by Pennsylvania law.

Directors and officers of Peoples are also insured against certain liabilities by an insurance policy obtained by Peoples.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No	Description of Exhibits

2.1	Agreement and Plan of Merger between Peoples Financial Services Corp. and Penseco Financial Services Corporation dated as of June 28, 2013 (included as Annex A to the joint proxy statement/prospectus). Schedules are omitted; Peoples Financial Services Corp. and Penseco Financial Services Corporation agree to furnish copies of Schedules to the Securities and Exchange Commission upon request.

2.2	Amendment No. 1 to Agreement and Plan of Merger between Peoples Financial Services Corp. and Penseco Financial Services Corporation dated as of September 17, 2013 (included in Annex A to the joint proxy statement/prospectus).

3.1*	Peoples Financial Services Corp. Articles of Incorporation, as amended.

3.2	Peoples Financial Services Corp. By-laws (incorporated by reference to Exhibit 3.2 to the registrant’s Form 10-Q filed with the Commission on November 8, 2004).

5.1	Opinion of Bybel Rutledge LLP re: Validity of Securities Registered (including consent).

8.1	Tax Matters Opinion of Bybel Rutledge LLP (including consent).

8.2	Tax Matters Opinion of Pepper Hamilton LLP (including consent)

10.1	Termination Agreement with Debra E. Dissinger (incorporated by reference to Exhibit 10.4 to the registrant’s Form 10-25G filed with the Commission on March 4, 1998).

10.2	Supplemental Executive Retirement Plan with Debra E. Dissinger (incorporated by reference to Exhibit 10.6 to the registrant’s Form 10-K filed with the Commission on March 15, 2005).

10.3	Supplemental Director Retirement Plan for all Non-employee Directors (incorporated by reference to Exhibit 10.7 to the registrant’s Form 10-K filed with the Commission on March 15, 2005).

10.4	Amendment to Supplemental Executive Retirement Plan with Debra E. Dissinger (incorporated by reference to Exhibit 10.9 to the registrant’s Form 10-K filed with the Commission on March 15, 2006).

10.5	Amendment to Supplemental Director Retirement Plan for all Non-employee Directors (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-K filed with the Commission on March 15, 2006).

10.6	Termination Agreement with Stephen N. Lawrenson (incorporated by reference to Exhibit 10.11 to the registrant’s Form 10-Q filed with the Commission on May 10, 2007).

10.7	Termination Agreement with Frederick J. Malloy (incorporated by reference to Exhibit 10.14 to the registrant’s Form 8-K filed with the Commission on October 27, 2009).

10.8	Employment Agreement with Alan W. Dakey (incorporated by reference to Exhibit 10.15 to the registrant’s Form 8-K filed with the Commission on November 17, 2009).

10.9	Employment Agreement with Scott A. Seasock (incorporated by reference to Exhibit 10.16 to the registrant’s Form 8-K filed with the Commission on January 18, 2011).

10.10	Supplemental Executive Retirement Plan with Alan W. Dakey (incorporated by reference to Exhibit 10.18 to the registrant’s Form 8-K filed with the Commission on May 12, 2011).

10.11	Supplemental Executive Retirement Plan with Joseph M. Ferretti (incorporated by reference to Exhibit 10.19 to the registrant’s Form 8-K filed with the Commission on May 12, 2011).

10.12	Employment Agreement with Joseph M. Ferretti (incorporated by reference to Exhibit 10.20 to the registrant’s Form 8-K filed with the Commission on May 12, 2011).

10.13	Life Insurance Plan for all Non-employee Directors (incorporated by reference to Exhibit 10.21 to the registrant’s Form 10-K filed with the Commission on March 15, 2012).

10.14	Peoples Financial Services Corp. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Form 10-Q filed with the Commission on August 14, 1998).

10.15*	Peoples Neighborhood Bank’s Executive Cash Bonus Plan

10.16*	Form of Consulting Agreement with Alan W. Dakey

10.17*	Form of Employment Agreement with Joseph M. Ferretti

16.1*	Correspondence from ParenteBeard LLC to the Securities and Exchange Commission

23.1*	Consent of ParenteBeard LLC

23.2*	Consent of McGrail Merkel Quinn & Associates, P.C.

23.3	Consent of Bybel Rutledge LLP (contained in Exhibits 5.1 and 8.1)

23.4	Consent of Pepper Hamilton LLP (contained in Exhibit 8.2)

23.5*	Consent of Boenning & Scattergood, Inc.

23.6*	Consent of Griffin Financial Group, LLC

24.1*	Power of Attorney (Included as part of signature page)

99.1	Opinion of Boenning & Scattergood, Inc. (included as Annex B to the joint proxy statement/prospectus)

99.2	Opinion of Griffin Financial Group, LLC (included as Annex C to the joint proxy statement/prospectus)

99.3	Form of Proxy for Special Meeting of Shareholders of Peoples Financial Services Corp.

99.4	Form of Proxy for Special Meeting of Shareholders of Penseco Financial Services Corporation

99.5*	Consent of Craig W. Best

99.6*	Consent of Joseph G. Cesare

99.7*	Consent of James G. Keisling

99.8*	Consent of P. Frank Kozik

99.9*	Consent of Robert W. Naismith

99.10*	Consent of James B. Nicholas

99.11*	Consent of Emily S. Perry

99.12*	Consent of Steven L. Weinberger

*	Previously filed.

(b) Financial Statement Schedules

Not applicable.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the borough of Hallstead, Pennsylvania on October 7, 2013.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Alan W. Dakey
Alan W. Dakey
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on October 7, 2013.

Name	Capacity

* William E. Aubrey II	Chairman and Director

/s/ Alan W. Dakey Alan W. Dakey	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Debra E. Dissinger Debra E. Dissinger	Executive Vice President

* Ronald G. Kukuchka	Director

* Richard S. Lochen, Jr.	Director

/s/ Frederick J. Malloy Frederick J. Malloy	VP/Controller (Principal Accounting Officer)

/s/ Scott A. Seasock Scott A. Seasock	Senior Vice President (Principal Financial Officer)

* George H. Stover, Jr.	Director

* Earle A. Wootton	Director

* Joseph T. Wright, Jr.	Director

*By:	/s/ Alan W. Dakey
Alan W. Dakey
Attorney-in-fact

EXHIBIT INDEX

Exhibit No	Description of Exhibits

2.1	Agreement and Plan of Merger between Peoples Financial Services Corp. and Penseco Financial Services Corporation dated as of June 28, 2013 (included as Annex A to the joint proxy statement/prospectus). Schedules are omitted; Peoples Financial Services Corp. and Penseco Financial Services Corporation agree to furnish copies of Schedules to the Securities and Exchange Commission upon request.

2.2	Amendment No. 1 to Agreement and Plan of Merger between Peoples Financial Services Corp. and Penseco Financial Services Corporation dated as of September 17, 2013 (included in Annex A to the joint proxy statement/prospectus).

3.1*	Peoples Financial Services Corp. Articles of Incorporation, as amended.

3.2	Peoples Financial Services Corp. By-laws (incorporated by reference to Exhibit 3.2 to the registrant’s Form 10-Q filed with the Commission on November 8, 2004).

5.1	Opinion of Bybel Rutledge LLP re: Validity of Securities Registered (including consent).

8.1	Tax Matters Opinion of Bybel Rutledge LLP (including consent).

8.2	Tax Matters Opinion of Pepper Hamilton LLP (including consent)

10.1	Termination Agreement with Debra E. Dissinger (incorporated by reference to Exhibit 10.4 to the registrant’s Form 10-25G filed with the Commission on March 4, 1998).

10.2	Supplemental Executive Retirement Plan with Debra E. Dissinger (incorporated by reference to Exhibit 10.6 to the registrant’s Form 10-K filed with the Commission on March 15, 2005).

10.3	Supplemental Director Retirement Plan for all Non-employee Directors (incorporated by reference to Exhibit 10.7 to the registrant’s Form 10-K filed with the Commission on March 15, 2005).

10.4	Amendment to Supplemental Executive Retirement Plan with Debra E. Dissinger (incorporated by reference to Exhibit 10.9 to the registrant’s Form 10-K filed with the Commission on March 15, 2006).

10.5	Amendment to Supplemental Director Retirement Plan for all Non-employee Directors (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-K filed with the Commission on March 15, 2006).

10.6	Termination Agreement with Stephen N. Lawrenson (incorporated by reference to Exhibit 10.11 to the registrant’s Form 10-Q filed with the Commission on May 10, 2007).

10.7	Termination Agreement with Frederick J. Malloy (incorporated by reference to Exhibit 10.14 to the registrant’s Form 8-K filed with the Commission on October 27, 2009).

10.8	Employment Agreement with Alan W. Dakey (incorporated by reference to Exhibit 10.15 to the registrant’s Form 8-K filed with the Commission on November 17, 2009).

10.9	Employment Agreement with Scott A. Seasock (incorporated by reference to Exhibit 10.16 to the registrant’s Form 8-K filed with the Commission on January 18, 2011).

10.10	Supplemental Executive Retirement Plan with Alan W. Dakey (incorporated by reference to Exhibit 10.18 to the registrant’s Form 8-K filed with the Commission on May 12, 2011).

10.11	Supplemental Executive Retirement Plan with Joseph M. Ferretti (incorporated by reference to Exhibit 10.19 to the registrant’s Form 8-K filed with the Commission on May 12, 2011).

10.12	Employment Agreement with Joseph M. Ferretti (incorporated by reference to Exhibit 10.20 to the registrant’s Form 8-K filed with the Commission on May 12, 2011).

10.13	Life Insurance Plan for all Non-employee Directors (incorporated by reference to Exhibit 10.21 to the registrant’s Form 10-K filed with the Commission on March 15, 2012).

Exhibit No	Description of Exhibits

10.14	Peoples Financial Services Corp. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Form 10-Q filed with the Commission on August 14, 1998).

10.15*	Peoples Neighborhood Bank’s Executive Cash Bonus Plan

10.16*	Form of Consulting Agreement with Alan W. Dakey

10.17*	Form of Employment Agreement with Joseph M. Ferretti

16.1*	Correspondence from ParenteBeard LLC to the Securities and Exchange Commission

23.1*	Consent of ParenteBeard LLC

23.2*	Consent of McGrail Merkel Quinn & Associates, P.C.

23.3	Consent of Bybel Rutledge LLP (contained in Exhibits 5.1 and 8.1)

23.4	Consent of Pepper Hamilton LLP (contained in Exhibit 8.2)

23.5*	Consent of Boenning & Scattergood, Inc.

23.6*	Consent of Griffin Financial Group, LLC

24.1*	Power of Attorney (Included as part of signature page)

99.1	Opinion of Boenning & Scattergood, Inc. (included as Annex B to the joint proxy statement/prospectus)

99.2	Opinion of Griffin Financial Group, LLC (included as Annex C to the joint proxy statement/prospectus)

99.3	Form of Proxy for Special Meeting of Shareholders of Peoples Financial Services Corp.

99.4	Form of Proxy for Special Meeting of Shareholders of Penseco Financial Services Corporation

99.5*	Consent of Craig W. Best

99.6*	Consent of Joseph G. Cesare

99.7*	Consent of James G. Keisling

99.8*	Consent of P. Frank Kozik

99.9*	Consent of Robert W. Naismith

99.10*	Consent of James B. Nicholas

99.11*	Consent of Emily S. Perry

99.12*	Consent of Steven L. Weinberger

*	Previously filed.